Alexander & Baldwin, Inc. Reports First Quarter 2018 Results

HONOLULU, May 8, 2018 /PRNewswire/—Alexander & Baldwin, Inc. (NYSE: ALEX) ("A&B" or "Company") today announced financial results for the first quarter of 2018.
"Our core segment—Commercial Real Estate—continued its strong financial and operating performance in the first quarter with 8.4% growth in operating profit, 2.8% growth in same-store net operating income1 and 10.2% re-leasing spreads. Strategically, we completed the successful migration of our mainland commercial real estate portfolio to Hawai`i with the acquisition of three premier Hawai`i neighborhood and community retail centers and the sale of our last six mainland properties. We also advanced our commercial development pipeline by turning over the first tenant spaces at our Lau Hala Shops project in Kailua and breaking ground on Ho`okele Shopping Center in March. The excellent financial, operational and strategic performance in Commercial Real Estate provided a positive start to 2018, and we expect to hit our earlier guidance for full-year same-store NOI growth," said Chris Benjamin, A&B president and chief executive officer.
"The Land Operations segment's financial results for the quarter were challenged by construction- and remediation-related costs within a builder joint venture. On the positive side, we sold a Kahala property, and several units at Kamalani, Keala o Wailea, Ka Milo and Kukui`ula, which resulted in sales proceeds and cash distributions from our partners of $28 million. Meanwhile, Grace Pacific had a particularly challenging quarter, even as it advanced important operating initiatives that should produce improving results as the year progresses."
Corporate Highlights

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Net income available to A&B shareholders for the first quarter of 2018 was $47.3 million or $0.66 per diluted share. The Company closed the sale of its last six mainland portfolio assets in the quarter, thus completing its mainland to Hawai`i migration. All of the Company's commercial real estate assets are now located in Hawai`i.

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In connection with its conversion to a REIT, the Company distributed $783.0 million (approximately $15.92 per share) to its shareholders (the "Special Distribution") on January 23, 2018, consisting of $156.6 million in cash and $626.4 million in shares. As of March 31, 2018, the Company had 72.0 million shares outstanding.

Commercial Real Estate ("CRE") Highlights

•	CRE operating profit was $15.5 million in the first quarter of 2018, as compared to $14.3 million in the prior year first quarter, an increase of 8.4%.

•	Same-store cash NOI[1] increased 2.8% in the first quarter of 2018, as compared to the prior year first quarter. All same-store assets are located in Hawai`i as of the end of the quarter.

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Signed 61 leases covering 306,000 square feet of gross leasable area ("GLA") in the first quarter. Leasing spreads for signed leases when compared to previously escalated rents on the same spaces were 10.2% higher for the first quarter of 2018. Leasing spreads on Hawai`i retail spaces were 7.5% higher for the first quarter of 2018.

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Occupancy decreased by 190 basis points to 91.8% as of March 31, 2018, as compared to March 31, 2017, primarily due to the previously anticipated termination of one large tenant at Komohana Industrial Park. Occupancy in the Hawai`i retail portfolio was 93.1% at the end of the quarter, a decrease of 10 basis points.

•	Major strategic lease transactions this year-to-date included:

◦	A ground lease with Wendy's on a 24,000-square-foot, vacant parcel in Kailua.

◦	Seven new leases at the recently acquired Honokohau Industrial property at an aggregate leasing spread of 22.5%.

•	Year-to-date highlights in redevelopment and development for hold included:

◦	Groundbreaking and commencement of construction at the 94,000-square-foot Ho`okele Shopping Center adjacent to Maui Business Park in Kahului.

◦	Began turning spaces over to tenants at the 50,500-square-foot Lau Hala Shops center, which was 88% pre-leased as of March 31, 2018, and is scheduled to open in late 2018.
CRE Acquisition and Disposition Highlights

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In February 2018, the Company closed on the purchase of a 415,200-square-foot portfolio of three, newly constructed, premier retail centers located in Hawai`i ("TRC Asset Acquisition"), for $256.7 million (consideration of $254.1 million paid to the seller, and construction and acquisition-related costs of $2.6 million paid to third parties). The acquisition was financed with sources from property sales including the sale of six mainland properties for an aggregate sales price of $159.2 million, which closed in the first quarter 2018, and from proceeds from the sale of one mainland property, which closed in the fourth quarter 2017. In addition, the Company assumed mortgage debt in the acquisition.

•	Sales of improved properties and a ground lease in the first quarter of 2018 amounted to $49.6 million, or $0.69 per diluted share.
Land Operations Highlights

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Land Operations operating loss was $5.4 million for the first quarter of 2018, as compared to a $2.4 million loss in the prior year first quarter. The first quarter 2018 operating loss principally resulted from $4.2 million of construction- and remediation-related costs at a builder joint venture project in which the Company is a passive investor.

•	Sold a Kahala property, and several units at Kamalani, Keala o Wailea, Ka Milo and Kukui`ula that generated $28 million of cash proceeds and joint venture distributions.

•	Advanced diversified agriculture lease discussions and plans for the sale and lease of lands for the expansion of the Kula Agricultural Park.
Materials & Construction Highlights

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Materials & Construction operating profit was $0.2 million for the first quarter of 2018, as compared to $5.6 million profit in the prior year first quarter. Adjusted EBITDA[1] was $3.1 million for the three months ended March 31, 2018, as compared to $7.9 million for the prior year.

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Twenty-six percent of the available crew days in the first quarter were lost to weather, which reduced asphalt deliveries by 19.3% to 108.7 thousand tons during the three months ended March 31, 2018, as compared to the prior year. Crew days lost to weather more than doubled in the quarter, increasing from 51 days in the first quarter of 2017 to 109.5 days in the first quarter of 2018. Backlog[2] for the Company’s Materials & Construction segment was $198.4 million as of March 31, 2018, as compared to $213.2 million for the comparable prior year period.

Financing Highlights

•	Recent financings in 2018 included the following:

◦
In February 2018, assumed a $62.0 million mortgage secured by Laulani Village, which was acquired as part of the TRC Asset Acquisition. The loan carries a fixed interest rate of 3.93% and matures in 2024.

◦	In February 2018, closed a $50 million, bank term loan facility maturing in 2023, which carries interest at LIBOR plus a margin that is determined using a leverage-based pricing grid.

◦
On April 18, 2018, refinanced the 3.9% fixed rate $62.5 million Prudential Series E loan that matured in 2024, with three new Prudential financings: $10 million at a fixed interest rate of 4.66% maturing in 2025; $34.5 million at a fixed interest rate of 4.81% maturing in 2027; and $18 million at a fixed interest rate of 4.89% maturing in 2028.

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At March 31, 2018, the Company's debt has a weighted-average maturity of 5.6 years with a weighted-average interest rate of 4.16%. Pro forma for the refinancing of Prudential Series E and Syndicated Term loan, the weighted-average maturity increased to 6.0 years. Seventy-two percent of debt was at a fixed rate.

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
SEGMENT DATA & OTHER FINANCIAL INFORMATION
(In millions, except per share amounts; unaudited)

	Three Months Ended March 31,
	2018	2017
Operating Revenue:
Commercial Real Estate	$35.2	$33.7
Land Operations	29.3	11.0
Materials & Construction	48.8	48.5
Total operating revenue	113.3	93.2
Operating Profit (Loss):
Commercial Real Estate	15.5	14.3
Land Operations	(5.4)	(2.4)
Materials & Construction	0.2	5.6
Total operating profit	10.3	17.5
Interest expense	(8.4)	(6.2)
General corporate expenses	(6.7)	(5.7)
REIT evaluation/conversion costs	—	(4.8)
Income (Loss) from Continuing Operations Before Income Taxes and Net Gain (Loss) on Sale of Improved Properties and Ground Leased Land	(4.8)	0.8
Income tax benefit (expense)	2.7	0.8
Income (Loss) from Continuing Operations Before Net Gain (Loss) on Sale of Improved Properties and Ground Leased Land	(2.1)	1.6
Net gain (loss) on the sale of improved properties and ground leased land	49.6	3.0
Income (Loss) from Continuing Operations	47.5	4.6
Income (loss) from discontinued operations, net of income taxes	(0.1)	2.4
Net Income (Loss)	47.4	7.0
Income attributable to noncontrolling interest	(0.1)	(0.7)
Net Income (Loss) Attributable to A&B Shareholders	$47.3	$6.3

Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.71	$0.09
Discontinued operations available to A&B shareholders	—	0.05
Net income (loss) available to A&B shareholders	$0.71	$0.14
Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.66	$0.09
Discontinued operations available to A&B shareholders	—	0.05
Net income (loss) available to A&B shareholders	$0.66	$0.14

Weighted-Average Number of Shares Outstanding:
Basic	66.4	49.1
Diluted	72.2	49.6

Amounts Available to A&B Shareholders:
Continuing operations available to A&B shareholders, net of income taxes	$47.4	$4.4
Discontinued operations available to A&B shareholders, net of income taxes	(0.1)	2.4
Net income (loss) available to A&B shareholders	$47.3	$6.8

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current Assets	$178.5	$274.8
Investments in Affiliates	397.0	401.7
Real Estate Developments	142.0	151.0
Property – Net	1,317.6	1,147.5
Intangible Assets – Net	80.5	46.9
Deferred Tax Asset	18.6	16.5
Goodwill	102.3	102.3
Restricted Cash	17.1	34.3
Other Assets	57.1	56.2
Total assets	$2,310.7	$2,231.2

LIABILITIES AND EQUITY
Current Liabilities	$123.3	$926.8
Long-term Liabilities:
Long-term debt	795.8	585.2
Accrued pension and post-retirement benefits	20.1	19.9
Other non-current liabilities	38.3	40.2
Redeemable Noncontrolling Interest	8.0	8.0
Equity	1,325.2	651.1
Total liabilities and equity	$2,310.7	$2,231.2

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOWS
(In millions, unaudited)

	Three Months Ended March 31,
	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$47.4	$7.0
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	10.2	10.5
Deferred income taxes	(2.7)	0.8
Gains on asset transactions, net of asset write-downs	(50.0)	(7.9)
Share-based compensation expense	1.3	1.1
Investments in affiliates, net of distributions	4.8	7.8
Changes in operating assets and liabilities:
Trade, contracts retention, and other receivables	(4.2)	4.2
Costs and estimated earnings in excess of billings on uncompleted contracts - net	2.1	(2.8)
Inventories	2.3	15.2
Prepaid expenses, income tax receivable and other assets	(1.4)	(2.8)
Accrued pension and post-retirement benefits	1.1	0.3
Accounts payable	(8.7)	(3.2)
Accrued and other liabilities	(8.6)	(38.2)
Real estate inventory sales (real estate developments held for sale)	22.1	2.3
Expenditures for real estate inventory (real estate developments held for sale)	(7.2)	(4.9)
Net cash provided by (used in) operations	8.5	(10.6)

Cash Flows from Investing Activities:
Capital expenditures for acquisitions	(194.7)	—
Capital expenditures for property, plant and equipment	(12.7)	(6.1)
Proceeds from disposal of property and other assets	155.4	8.0
Payments for purchases of investments in affiliates and other investments	(9.2)	(14.5)
Proceeds from investments in affiliates and other investments	5.1	0.6
Net cash provided by (used in) investing activities	(56.1)	(12.0)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	504.1	57.0
Payments of long-term debt and deferred financing costs	(355.7)	(19.0)
Borrowings (payments) on line-of-credit agreement, net	(2.3)	6.9
Distribution to noncontrolling interests	—	(0.2)
Cash dividends paid	(156.6)	(3.4)
Proceeds from issuance (repurchase) of capital stock and other, net	(1.5)	(4.0)
Net cash provided by (used in) financing activities	(12.0)	37.3

Cash, Cash Equivalents and Restricted Cash:
Net increase (decrease) in cash, cash equivalents, and restricted cash	(59.6)	14.7
Balance, beginning of period	103.2	12.3
Balance, end of period	$43.6	$27.0

USE OF NON-GAAP FINANCIAL MEASURES
The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. The Company's methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies.
Cash Net Operating Income ("Cash NOI") is a non-GAAP measure used by the Company in evaluating the CRE segment's operating performance as it is an indicator of the return on property investment, and provides a method of comparing performance of operations, on an unlevered basis, over time. Cash NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
Cash NOI is calculated as total property revenues less direct property-related operating expenses. Cash NOI excludes straight-line rent adjustments, amortization of favorable/unfavorable leases, amortization of tenant incentives, general and administrative expenses, impairments of commercial real estate, lease termination income, and depreciation and amortization (including amortization of maintenance capital, tenant improvements and leasing commissions).
The Company reports Cash NOI on a same store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year. The same-store pool excludes properties under development or redevelopment and also excludes properties acquired or sold during the comparable reporting periods. While there is management judgment involved in classifications, new developments and redevelopments are moved into the same store pool upon one full calendar year of stabilized operation, which is typically upon attainment of market occupancy.

A reconciliation of CRE operating profit to CRE Cash NOI and Same-Store Cash NOI is as follows:

		Three Months Ended March 31,
(in millions, unaudited)		2018	2017	Change
Commercial Real Estate Operating Profit (Loss)		$15.5	$14.3
Plus: Depreciation and amortization		6.3	6.6
Less: Straight-line lease adjustments		(0.1)	(0.5)
Less: Favorable/(unfavorable) lease amortization		(0.6)	(0.8)
Less: Termination income		(1.1)	—
Plus: Other (income)/expense, net		—	0.1
Plus: Selling, general, administrative and other expenses		1.8	1.7
Commercial Real Estate Cash NOI		21.8	21.4	1.9%
Acquisitions / dispositions and other adjustments	—	(3.0)	(3.1)
Commercial Real Estate Same-Store Cash NOI		$18.8	$18.3	2.8%

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA for the Materials & Construction segment are non-GAAP measures used by the Company in evaluating the Materials & Construction segment's operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the segment's ongoing core operations. EBITDA and Adjusted EBITDA should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
EBITDA is calculated for the Materials & Construction segment by adjusting segment operating profit (which excludes interest and tax expenses), by adding back depreciation and amortization. Adjusted EBITDA is calculated for the Materials & Construction segment by adjusting for income attributable to noncontrolling interests from EBITDA.
A reconciliation of Materials & Construction operating profit to Materials & Construction EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended March 31,
(in millions, unaudited)	2018	2017
Operating Profit (Loss)	$0.2	$5.6
Depreciation and amortization	3.0	3.0
EBITDA	3.2	8.6
Income attributable to noncontrolling interest	(0.1)	(0.7)
Adjusted EBITDA	$3.1	$7.9
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[1]	See above for a discussion of management's use of non-GAAP financial measures and reconciliations from GAAP to non-GAAP measures.

[2]
Backlog represents the amount of revenue that Grace Pacific and Maui Paving, LLC, a 50-percent-owned unconsolidated affiliate, expect to realize on contracts awarded and government contracts in which Grace Pacific has been confirmed to be the lowest bidder and formal communication of the award is perfunctory.

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FORWARD-LOOKING STATEMENTS
Statements in this release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business generally discussed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. The information in this release should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.

ABOUT ALEXANDER & BALDWIN
Alexander & Baldwin, Inc. is Hawai`i's premier commercial real estate company and the state's foremost owner of grocery-anchored retail centers. With a portfolio of approximately 87,000 acres in Hawai`i, A&B is the state's fourth largest private landowner. A&B is a fully integrated real estate investment trust and owns, operates and manages 3.3 million square feet of primarily retail and industrial space in Hawai`i. A&B's interests extend beyond commercial real estate into diversified agriculture, renewable energy, and land stewardship. A&B also is Hawai`i's largest construction materials company and paving contractor. Over its nearly 150-year history, A&B has evolved with the state's economy and played a lead role in the development of the agricultural, transportation, tourism, construction and real estate industries. Learn more about A&B at www.alexanderbaldwin.com.

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Contact:
Suzy Hollinger
(808) 525-8422
shollinger@abhi.com